AMENDMENT  NO. 7
                               to
                       STATION AGREEMENT
                  Dated as of  January 1, 1995


Amendment dated as of January 1, 1995, to Station Agreement dated as of January 1, 1968 among Ohio Power Company, an Ohio corporation (herein called "Ohio"), Buckeye Power, Inc., an Ohio corporation not for profit (herein called "Buckeye"), and Cardinal Operating Company, an Ohio corporation
 (herein called "Operating Company").

                       W I T N E S S E T H:
Whereas, Ohio, Buckeye and Operating Company have entered into a Station Agreement dated January 1, 1968 and six amendments thereto dated, respectively, as of October 1, 1973, March 1,
1976, March 1, 1977, December 1, 1977, April 15, 1980 and June 1, 1981, with respect to the operation of the Cardinal Station; and

Whereas, as a result of Title IV of the 1990 Clean Air Act Amendments becoming effective January 1, 1995, Ohio, Buckeye and Operating Company desire to effect an additional amendment to the Station Agreement to give effect to the purpose described in the next preceding preamble of this
Amendment No. 7 to the Station Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained,
Ohio, Buckeye, and Operating Company do hereby agree as follows:

Pursuant to the Federal Energy Regulatory Commission (herein called
 "Commission") Final Rule and
Clarification of Policy Statement, issued April 26, 1995, in Docket No.
 PL95-1-000, whenever
reference is made to costs of energy under this Agreement, such costs will be understood to include the costs of consumed emission allowances, if any, incurred by Ohio and Buckeye (the Parties).

Emission allowance cost recovery will be governed by the following provisions.

     a) The Parties will use the most current Market Price Index published by the Cantor-Fitzgerald Environmental Brokerage Services to establish the replacement cost of emission allowances each month.

          The Parties intend to monitor the performance of the Cantor-Fitzgerald Environmental Brokerage Service and other indicators of emission allowance market value, and reserve the right with mutual agreement to change their selection of such indicator, subject to acceptance by the Commission.
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     b)   The Parties will reimburse each other for emission allowances by in-kind transfer of allowances. The Party(ies) must deliver such allowances not later than a date sufficient to allow the other party to submit such allowances to the Federal Environmental Protection Agency (herein called "EPA"). Based on present EPA requirements, The Parties will need to provide such in-kind settlement by January
          20th of the year following any transactions.

     c) The generating unit(s) used to compute the number of emission allowances consumed for a transaction will be the same unit(s) used to determine the out-of-pocket costs associated with the energy supplied pursuant to the Station Agreement.

     d)   The Parties will round fractional amounts of allowances as follows:

             From 0.001 - 0.499 will be rounded to 0
             From 0.500 - 0.999 will be rounded to 1

IN WITNESS WHEREOF, the parties have caused this Amendment No. 7 to the Station Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

                                   OHIO POWER COMPANY

                                   By  s/ James J. Markowsky

                                   BUCKEYE POWER, INC.

                                   By s/ Richard K. Byrne

                                   CARDINAL OPERATING COMPANY

                                   By s/ James J. Markowsky